UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 10, 2022

iPower Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 001-40391

Nevada	5200	82-5144171
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

iPower Inc.

2399 Bateman Avenue

Duarte, CA 91010

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Global Social Media Joint Venture

On February 10, 2022, iPower Inc., a Nevada corporation (the “Company”), entered into a joint venture agreement with Bro Angel, LLC, Ji Shin and Bing Luo (the “GSM Joint Venture Agreement”). Pursuant to the terms of the GSM Joint Venture Agreement, the parties formed a Nevada limited liability company, Global Social Media, LLC (“GSM”), for the principal purpose of providing a social media platform, contents and services to assist businesses, including the Company and other businesses, in the marketing of their products.

Following entry into the JSM Joint Venture Agreement, GSM issued 10,000 certificated units of membership interest (the “GSM Equity Units”), of which the Company was issued 6,000 GSM Equity Units and Bro Angel was issued 4,000 GSM Equity Units. Messrs. Shin and Luo are the owners of 100% of the equity of Bro Angel.

Under the terms of the GSM limited liability operating agreement (the “GSM LLC Agreement”), the Company contributed $100,000 to the capital of GSM and Bro Angel granted GSM, pursuant to the terms of an intellectual property licensing agreement, dated February 10, 2022 (the “IP License Agreement”), an exclusive worldwide paid up right and license to use all intellectual property of Bro Angel and its members for the purpose of furthering the proposed business of GSM. The LLC Agreement prohibits the issuance of additional GSM Equity Units and certain other actions unless approved in advance by the Company.

Pursuant to the GSM Joint Venture Agreement, the Company and GSM also intend to enter into an occupancy management agreement pursuant to which the Company will grant to GSM the right to have access to and use of up to approximately 4,000 square feet of office space along with internet access at the Company’s facility located at 2399 Bateman Avenue, Irwindale, CA 91010. It is contemplated that only approximately 300-400 square feet will be initially used by GSM.

The foregoing descriptions of the GSM Joint Venture Agreement, GSM LLC Agreement and the IP License Agreement do not purport to describe all of the terms of such agreements and are each qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On February 14, 2022, the Company issued a press release announcing the Company’s entry into the above disclosed GSM Joint Venture Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Joint Venture Agreement, dated February 10, 2022, between iPower Inc., Bro Angel LLC, Jie Shan and Bing Luo.
10.2	Amended & Restated Limited Liability Company Operating Agreement of Global Social Media LLC, dated February 10, 2022, between Global Social Media LLC, iPower Inc. and Bro Angel LLC.
10.3	Intellectual Property License Agreement, dated February 10, 2022, between Bro Angel LLC and Global Social Media LLC.
99.1	Press Release dated February 14, 2022
104	Cover Page Interactive Data File (formatted in inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022

iPOWER INC.

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

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